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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  May 1, 2014

PROVIDENCE AND WORCESTER RAILROAD COMPANY
 (Exact name of registrant as specified in its charter)

Rhode Island	0-16704	05-0344399
(State or other jurisdiction Of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Hammond Street, Worcester, Massachusetts  01610
(address, including zip code, of principal executive offices)

(508) 755-4000
Registrant’s telephone number, including area code

None
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
ž      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
ž      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
ž      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
ž      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 5.07                      Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Providence and Worcester Railroad Company (the “Company”) was held on April 30, 2014 (the “Meeting”) in Worcester, Massachusetts.  Of the 4,850,729 shares of the Company's Common Stock and 640 shares of the Company's Preferred Stock outstanding as of the record date, 3,407,384 shares (or approximately 70%) of Common Stock and 504 shares (or approximately 78%) of Preferred Stock were present or represented by proxy at the Meeting.  At the Meeting, shareholders voted:

1.           To elect three (3) directors by the holders of Common Stock and six (6) directors by the holders of Preferred Stock to serve for terms of one (1) year and until their successors are duly elected and qualified, as follows:

Name	Votes For	Votes Withheld

Common Stock Director Nominees:
Richard W. Anderson	3,306,369	101,015
Robert H. Eder	2,553,278	854,106
Alfred P. Smith	3,308,665	98,719

Preferred Stock Director Nominees:
Frank W. Barrett	504	0
Roger N. Begin	501	3
P. Scott Conti	504	0
James C. Garvey	501	3
John J. Healy	501	3
David McQuade	501	3

2.           To vote upon an advisory (non-binding) resolution to approve the compensation of executive officers as described in the Proxy Statement (by the holders of Common Stock and Preferred Stock, voting as separate classes).

Common Stock

Votes For	Votes Against	Votes Abstaining	Non Votes

2,816,689	105,821	484,874	0

Preferred Stock

Votes For	Votes Against	Votes Abstaining

500	0	4

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1945, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Providence and Worcester Railroad Company

By: /s/ P. Scott Conti
P. Scott Conti President

Dated:  May 1, 2014